As filed with the Securities and Exchange Commission on March 1, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 _________________________________________________
VIVINT SMART HOME, INC.
(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware	98-1380306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4931 North 300 West
Provo, Utah 84604
(Name and address and telephone number, including area code, of agent for service)

Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan

(Full title of the Plan)

Shawn J. Lindquist
Chief Legal Officer
Vivint Smart Home, Inc.
4931 North 300 West
Provo, Utah 84604
(801) 377-9111
(Name and address and telephone number, including area code, of agent for service)

_________________________________________________

With copies of all notices, orders and communications to:
Joshua F. Bonnie
Jonathan R. Ozner
Simpson Thacher & Bartlett LLP
900 G Street, NW
Washington, D.C. 20001
(202) 636-5500
_________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐
_____________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $0.0001 per share	15,166,225	$16.94	$256,915,852	$28,029.52

(1)Covers Class A Common Stock, par value $0.0001 per share (the “Common Stock”) of Vivint Smart Home, Inc. (the “Company” or the “Registrant”) issuable under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable in respect of the securities identified in the table above under the 2020 Omnibus Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar transaction which results in an increase in the number of outstanding shares of Common Stock.
(2)Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the Company’s Common Stock reported on the New York Stock Exchange on February 26, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 to is being filed for the purpose of registering an additional 15,166,225 shares of Common Stock under the 2020 Omnibus Plan. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the 2020 Omnibus Plan, filed by the Registrant with the Commission on March 24, 2020 (Registration No. 333-237365), and the Post-Effective Amendments on Form S-8 to the Registrant’s Registration Statement on Form S-4 with respect to the 2020 Omnibus Plan, filed by the Registrant with the Commission on March 24, 2020 and April 20, 2020 (Registration No. 333-233911), are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statements are modified as set forth in this Registration Statement.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2020 Omnibus Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by Vivint Smart Home, Inc. (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 26, 2021;

(b) The Registrant’s Current Report on Form 8-K/A filed with the Commission on February 2, 2021; and

(c) The description of shares of Common Stock contained in Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 26, 2021, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
4.1
Amended and Restated Certificate of Incorporation of Vivint Smart Home, Inc., dated as of January 17, 2020 (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K/A filed by the Registrant on January 27, 2020).

4.2
Certificate of Amendment to Certificate of Incorporation of Vivint Smart Home, Inc., dated as of January 17, 2020 (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K/A filed by the Registrant on January 27, 2020).

4.3
Amended and Restated Bylaws of Vivint Smart Home, Inc., dated as of January 17, 2020 (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Current Report on Form 8-K/A filed by the Registrant on January 27, 2020).

4.4	Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 filed by the Registrant on March 24, 2020).
5.1	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah on this 1st day of March, 2021.

VIVINT SMART HOME, INC.

By:	/s/ Dale R. Gerard
Name: Dale R. Gerard
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Dale R. Gerard, Todd R. Pedersen and Shawn J. Lindquist, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on March 1, 2021.

/s/ Todd R. Pedersen	/s/ Dale R. Gerard
TODD R. PEDERSEN	DALE R. GERARD
Chief Executive Officer and Director	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Patrick E. Kelliher	/s/ David F. D’Alessandro
PATRICK E. KELLIHER	DAVID F. D’ALESSANDRO
Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Paul S. Galant	/s/ Bruce McEvoy
PAUL S. GALANT	BRUCE MCEVOY
Director	Director

/s/ Jay D. Pauley	/s/ Joseph S. Tibbetts, Jr.
JAY D. PAULEY	JOSEPH S. TIBBETTS, JR.
Director	Director

/s/ Peter F. Wallace
PETER F. WALLACE
Director